UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2022, Delta Air Lines, Inc. entered into an amendment (“Amendment No. 3”) to its existing revolving credit facility dated April 19, 2018, with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto (as previously amended, the “Amended Revolving Credit Facility”). Amendment No. 3 amends the Amended Revolving Credit Facility to, among other things, extend the maturity of a portion of the $1.325 billion of the revolving loans and commitments available for borrowing under the facility from April 2023 to April 2025. The maturity of the remaining $1.25 billion facility and the standby letter of credit facility under the Amended Revolving Credit Facility remains unchanged. Amendment No. 3 also transitions the reference rate for the revolving borrowings under the Amended Revolving Credit Facility from LIBOR to the secured overnight financing rate (“SOFR”) and amends the applicable margins as specified therein. There were no other material changes to the terms of the Amended Revolving Credit Facility.

Amendment No. 3 is filed herewith as Exhibit 10.1. The foregoing description of Amendment No. 3 is only a summary and is qualified in its entirety by reference to the full text of Amendment No. 3.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Amendment No. 3 to Credit Agreement, dated as of November 18, 2022, among Delta Air Lines, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Daniel C. Janki
Date: November 21, 2022	Daniel C. Janki Executive Vice President & Chief Financial Officer

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